CERTIFICATION OF
                          CHIEF EXECUTIVE OFFICER AND
                            CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Quarterly Report on Form 10-QSB of Burnam Management, Inc.for the quarter ending August 31, 2003, I, Rick Plotnikoff, Chief Executive Officer and Chief Financial Officer of Burnman Management Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such amended Quarterly Report of Form 10-QSB for the period ending August 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such amended Quarterly Report on Form 10-QSB for the period ended August 31, 2003, fairly represents in all material respects, the financial condition and results of operations of Burnam Management, Inc.

Dated:    February 25, 2004

Burnman Management, Inc.

By:  /s/ Rick Plotnikoff
-----------------------------------------
Chief Executive Officer
Chief Financial Officer